Exhibit 99.2

CONSENT OF THE BLACKSTONE ADVISORY SERVICES L.P.

We hereby consent to the inclusion of the references to our firm and our opinion letter, dated April 24, 2007, to the Board of Directors of K2 Inc. (“K2”) under the caption “THE MERGER — Opinion of K2’s Financial Advisor,” and the inclusion of our opinion letter, in the Proxy Statement/Prospectus relating to the proposed merger of K2 Merger Sub, Inc. (“K2 Merger Sub”), a wholly-owned subsidiary of Jarden Corporation (“Jarden”), with and into K2, contained in the Registration Statement on Form S-4 of Jarden as filed with the Securities and Exchange Commission. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/    Blackstone Advisory Services L.P.

Blackstone Advisory Services L.P.

May 11, 2007